Exhibit m(7)

THE MAINSTAY FUNDS	PLAN OF DISTRIBUTION
PURSUANT TO RULE 12b-1
FOR CLASS A SHARES

SCHEDULE A

(Amended and Restated as of February 28, 2013)

COMMON STOCK FUND

CONVERTIBLE FUND

GLOBAL HIGH INCOME FUND

GOVERNMENT FUND

HIGH YIELD CORPORATE BOND FUND

INCOME BUILDER FUND

INTERNATIONAL EQUITY FUND

LARGE CAP GROWTH FUND

MAP FUND

MONEY MARKET FUND

TAX FREE BOND FUND

UNCONSTRAINED BOND FUND

THE MAINSTAY FUNDS	PLAN OF DISTRIBUTION
PURSUANT TO RULE 12b-1
FOR CLASS B SHARES

SCHEDULE A

(Amended and Restated as of February 28, 2013)

Fund	Distribution Fee
Common Stock Fund	.75%
Convertible Fund	.75%
Global High Income Fund	.75%
Government Fund	.75%
High Yield Corporate Bond Fund	.75%
Income Builder Fund	.75%
International Equity Fund	.75%
Large Cap Growth Fund	.75%
MAP Fund	.75%
Money Market Fund	.75%
Tax Free Bond Fund	.25%
Unconstrained Bond Fund	.75%

THE MAINSTAY FUNDS	PLAN OF DISTRIBUTION
PURSUANT TO RULE 12b-1
FOR CLASS C SHARES

SCHEDULE A

(Amended and Restated as of February 28, 2013)

Fund	Distribution Fee
Common Stock Fund	.75%
Convertible Fund	.75%
Global High Income Fund	.75%
Government Fund	.75%
High Yield Corporate Bond Fund	.75%
Income Builder Fund	.75%
International Equity Fund	.75%
Large Cap Growth Fund	.75%
MAP Fund	.75%
Money Market Fund	.75%
Tax Free Bond Fund	.25%
Unconstrained Bond Fund	.75%

THE MAINSTAY FUNDS	PLAN OF DISTRIBUTION
PURSUANT TO RULE 12b-1
FOR INVESTOR CLASS SHARES

SCHEDULE A

(Amended and Restated as of February 28, 2013)

COMMON STOCK FUND

CONVERTIBLE FUND

GLOBAL HIGH INCOME FUND

GOVERNMENT FUND

HIGH YIELD CORPORATE BOND FUND

INCOME BUILDER FUND

INTERNATIONAL EQUITY FUND

LARGE CAP GROWTH FUND

MAP FUND

MONEY MARKET FUND

TAX FREE BOND FUND

UNCONSTRAINED BOND FUND